Exhibit m(xii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    EXHIBIT F
                                     to the
                              Plan of Distribution

                               THE WACHOVIA FUNDS
                          THE WACHOVIA MUNICIPAL FUNDS

                                 Class B Shares
                          Wachovia Personal Equity Fund

         This Plan is adopted by The Wachovia Funds and The Wachovia Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 1st day of July, 1999.

                                                     The Wachovia Funds
                          The Wachovia Municipal Funds

                              By:  /s/ Charles L. Davis, Jr.
                           Name: Charles L. Davis, Jr.
                                                     Title:  Vice President

                                    EXHIBIT G
                                     to the
                              Plan of Distribution

                               THE WACHOVIA FUNDS
                          THE WACHOVIA MUNICIPAL FUNDS

                                 Class B Shares
                         Wachovia Executive Equity Fund

         This Plan is adopted by The Wachovia Funds and The Wachovia Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 3rd day of June, 1999.

                                                     The Wachovia Funds
                          The Wachovia Municipal Funds

                                            By:  /s/ Charles L. Davis, Jr.
                           Name: Charles L. Davis, Jr.
                                                     Title:   Vice President

                                                     EXHIBIT H
                                                      to the
                                               Plan of Distribution

                                                THE WACHOVIA FUNDS
                                           THE WACHOVIA MUNICIPAL FUNDS

                                                  Class B Shares
                                       Wachovia Executive Fixed Income Fund

         This Plan is adopted by The Wachovia Funds and The Wachovia Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 3rd day of June, 1999.

                                                     The Wachovia Funds
                          The Wachovia Municipal Funds

                                            By:  /s/ Charles L. Davis, Jr.
                           Name: Charles L. Davis, Jr.
                                                     Title:   Vice President